UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 29, 2006

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities.

On November 29, 2006, an affiliate of Edwards Lifesciences Corporation (the “Company”) decided to discontinue its sales activity related to the Optiwave 980 Cardiac Laser Ablation System (“Atrial Fibrillation Program”).  In addition, the Company is realigning resources to better drive key strategic opportunities.  These combined changes result in the elimination of approximately 70 full-time positions, primarily in the U.S.

As a result of these actions, the Company expects to record a pre-tax charge in the fourth quarter 2006 of approximately $16 million, of which approximately $9 million will be non-cash.  The charge consists of assets write-offs (intangibles, inventory and fixed assets) related to the Atrial Fibrillation Program in the amount of $9 million, and employee severance and benefit costs in the amount of $7 million.

Sales of the Optiwave 980 Cardiac Ablation System were less than $1 million for the nine months ended September 30, 2006.

On December 5, 2006, the Company issued a press release announcing the above actions.  A copy of the press release is attached as Exhibit 99.1.

Item 2.06               Material Impairments.

The information set forth under Item 2.05 (Costs Associated with Exit or Disposal Activities) is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press release, dated December 5, 2006, reporting the Company’s decision to reorganize operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2006

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Jay P. Wertheim
Jay P. Wertheim
Vice President,
Associate General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated December 5, 2006, reporting the Company’s decision to reorganize operations.